                                   Exhibit 11


Statement re:  computation of per share earnings
------------------------------------------------

                                           Thirteen Weeks Ended     Twenty-six Weeks Ended
                                          March 30,      March 31,    March 30,    March 31,
                                            1997           1996         1997         1996
                                         ----------   ----------     ----------   ----------
Weighted average shares outstanding      12,212,571   12,783,843     12,207,780   13,004,728

Common Stock equivalents:
  Stock options                              58,056       46,886         67,682       68,119
                                         ----------   ----------     ----------   ----------

                                         12,270,627   12,830,729     12,275,462   13,072,847
                                         ==========   ==========     ==========   ==========


     Net Income (Loss)                     $815,000  ($2,642,000)    $1,907,000  ($2,097,000)
                                         ==========   ==========     ==========   ==========



EARNINGS PER COMMON SHARE                $      .07   $     (.21)           .16         (.16)
                                         ==========   ==========     ==========   ==========







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